Exhibit 99.1

Palomar Holdings, Inc. Announces Two Year, $40 Million Share Repurchase

Program

~ Company intends to repurchase shares opportunistically ~

~ Previous communicated growth outlook remains unchanged~

LA JOLLA, Calif., March 29, 2021 (GLOBE NEWSWIRE) -- Palomar Holdings, Inc. (NASDAQ:PLMR) (“Palomar” or the “Company”) today announced that its Board of Directors has approved a share repurchase program effective March 31, 2021. The program authorizes the repurchase by the Company of up to $40 million of its outstanding shares of common stock over the period ending on March 31, 2023. Under the share repurchase program, shares may be repurchased from time to time in the open market or negotiated transactions at prevailing market rates, or by other means in accordance with federal securities laws.

Mac Armstrong, Chairman and Chief Executive Officer of Palomar, commented, “The Board’s authorization of the share repurchase program allows Palomar to opportunistically deploy our capital in an accretive fashion and ultimately drive long-term value creation for our shareholders. The selective repurchase of shares at values we believe are depressed will not impact our ability to maintain our strong long-term growth trajectory. We remain very confident that our 2021 premium growth rate will be at a level similar to that of 2020 as well as in our ability to achieve the previously announced adjusted net income(1) guidance of $62 to $67 million for the calendar year 2021.”

The share repurchase program does not obligate Palomar to repurchase any particular amount of common stock and there is no guarantee as to the exact number or value of shares that will be repurchased by the Company. The Company may discontinue or suspend repurchases at any time that the Company determines additional repurchases are not warranted. The timing and amount of share repurchases under the share repurchase program will depend on several factors, including the Company's stock price performance, ongoing capital planning considerations, general market conditions and applicable legal requirements. Repurchases under the share repurchase program will be made using Palomar’s own cash resources and any shares repurchased are expected to be held as treasury shares.

(1) Adjusted net income is a non-GAAP financial measure which has historically excluded the impact of stock-based compensation and certain charges and transactions that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. Palomar calculates the tax impact only on adjustments which would be included in calculating the Company’s income tax expense using the estimated tax rate at which the company received a deduction for these adjustments. The Company will provide a reconciliation of 2021 adjusted net income to net income calculated in accordance with GAAP and the specific items excluded based upon its actual 2021 results.

About Palomar Holdings, Inc.

Palomar Holdings, Inc. is the holding company of subsidiaries Palomar Specialty Insurance Company, Palomar Specialty Reinsurance

Company Bermuda Ltd., Palomar Insurance Agency, Inc. and Palomar Excess and Surplus Insurance Company. Palomar is an innovative insurer that focuses on the provision of specialty insurance for residential and commercial clients. Palomar’s underwriting and analytical expertise allow it to concentrate on certain markets that it believes are underserved by other insurance companies, such as the markets for earthquake, hurricane and flood insurance. Palomar’s principal insurance subsidiary, Palomar Specialty Insurance Company, is an admitted carrier in 32 states and has an A.M. Best financial strength rating of “A-” (Excellent).

To learn more, visit PLMR.com.

Follow Palomar on Facebook, LinkedIn and Twitter: @PLMRInsurance

CONTACT:

Media Inquiries

Sarah Flocken

1-240-630-0316

sarah@conwaymarketinggroup.com

Investor Relations

Shannon Devine

1-619-771-1743

investors@plmr.com

Forward-Looking Statements

Palomar cautions you that statements included in this news release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Palomar’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements about Palomar’s intention to repurchase shares of its common stock, including the amount and timing of its stock repurchase program. The following important factors, among others, could cause actual results to differ materially from those set forth in the forward looking statements: uncertainties as to the market price of Palomar’s common stock, market conditions in general and Palomar’s future operating performance. Additional factors that may affect future results are described in Palomar’s news releases and periodic filings with the Securities and Exchange Commission. Palomar’s public filings with the Securities and Exchange Commission are available at www.sec.gov. Palomar assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.